SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2006

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01.	Entry Into a Material Definitive Agreement

SIGNATURES

Item 1.01.	Entry Into a Material Definitive Agreement

On August 8, 2006, Vignette Corporation (the “Company”) announced that Bret Bachman will step down as the Company’s Senior Vice President of Products and Strategy effective as of September 8, 2006. Mr. Bachman has decided to leave the Company to pursue other opportunities.

The Company and Mr. Bachman entered into a severance agreement (“Bachman Agreement”) pursuant to which the Company will continue to pay Mr. Bachman his current base salary for a period of 22 weeks beginning September 8, 2006. The vesting of Mr. Bachman’s stock option and restricted stock grants will end on September 8, 2006 and he will have 90 days in which to exercise any options in which he is vested. The Company will pay Mr. Bachman for all current accrued but unused vacation time, less all applicable withholdings. In the event Mr. Bachman elects to continue his health care coverage under COBRA, the Company will pay his premiums for such coverage through March 2007. Finally, the Company will pay to Mr. Bachman his Executive Performance Bonus for the first half of 2006 as earned under the applicable criteria

The Bachman Agreement will be filed as a material contract with the Company’s periodic report for the third quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: August 9, 2006	By:	/s/ T. Patrick Kelly
T. Patrick Kelly Chief Financial Officer